Exhibit 99.1

Exterran Corporation Appoints Roger George
as Senior Vice President, Global Engineering and Product Lines

HOUSTON, December 8, 2016 -- Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced the appointment of Roger George as Senior Vice President, Global Engineering and Product Lines, effective December 15, 2016. George will succeed Steven Muck, who has elected to retire after a 41-year career with Exterran and its predecessor companies.

Roger George has a track record of driving growth, innovation and increasing profitability. He has held leadership positions in the oil and gas and power generation sectors for GE, where most recently he was Product Line Leader of their 50Hz utility gas turbine business in Atlanta. Prior to that he was General Manager of GE’s Global Sales and Commercial Operations for distributed power. His other positions with GE include head of Global Compression Sales (distributed power) and General Manager of GE Jenbacher Gas Engines for North America. Earlier in his career he worked for Optimal CAE, Inc. and the Ford Motor Company. George holds an MBA from the University of Chicago and a Ph.D. in Mechanical Engineering from the University of Missouri-Rolla.

Andrew J. Way, Exterran’s President and Chief Executive Officer, commented: “Roger brings a wealth of business and technical experience to Exterran. His deep technical knowledge and results-driven approach will be great assets as we invest and strengthen our portfolio offering, sharpen our strategy and grow our global business.”

Way added, “Steve Muck has played many key roles in the Exterran story and has been a great partner to me since I joined the Company. We will surely miss his presence and strong guiding influence. We wish Steve the very best in his well-deserved retirement.”

George said, “I’m impressed by the high caliber talent Exterran has been attracting and am eager to join the team. The Company’s global footprint, well-known brand, and its reputation as a technical leader create a strong platform and potential for growth. I look forward to helping the Company fulfill its potential.”

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, the anticipated timing for regaining compliance with all SEC filing requirements and NYSE listing requirements.

While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the following: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran Corporation’s reliance on Archrock and Archrock Partners, L.P. (named Exterran Partners, L.P. prior to November 3, 2015) for a significant amount of its product sales revenues and its ability to secure new product sales customers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; the inherent risks associated with Exterran’s operations, such as equipment defects, malfunctions and natural disasters; any non-performance by third parties of their contractual obligations; and changes in safety, health, environmental and other regulations; unanticipated delays in completing the Audit Committee’s internal investigation, the preparation and audit of the Company’s previously filed financial statements and the implementation of changes to the Company’s internal controls and procedures.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2015, Exterran’s Registration Statement on Form 10 and Exterran’s other filings with the SEC, which are available at www.exterran.com. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE
Exterran Corporation

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